SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2008

RETAIL PRO, INC.
 (Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23049	33-0896617
(Commission File Number)	(IRS Employer Identification No.)

3252 Holiday Court, Ste. 226, La Jolla, California	92037
(Address of Principal Executive Offices)	(Zip Code)

(858) 550-3355

(Registrant’s telephone number, including area code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On September 4, 2008 an action was filed in the United States District Court for the Southern District of California entitled “Securities and Exchange Commission v. Retail Pro Inc., fka Island Pacific Inc.; et al.” (the “Lawsuit”).

On September 5, 2008, Retail Pro, Inc. (the “Company”) settled the Lawsuit which was related to the previously disclosed U.S. Securities and Exchange Commission’s investigation of the Company. The Company settled the Lawsuit by consenting to entry of a permanent injunction in the United States District Court for the Southern District of California against future violations of the anti-fraud, reporting, record-keeping, and internal control provisions of the Securities Exchange Act of 1934 (the “Settlement”).  The Company entered into the Settlement without admitting or denying the allegations, and was not required to pay any civil penalty, fine, or monetary damages as part of the Settlement.

The Settlement resolves the SEC investigation into the Company’s financial condition, results of operations, accounting policies and procedures, internal controls, and internal revenue recognition investigation relating to the timing of revenue recognition for certain transactions during the fiscal years ended March 31, 2003, 2004 and 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Retail Pro, Inc.

Date: September 8, 2008	By:	/s/ Donald S. Radcliffe
Name: Donald S. Radcliffe
Title: Chief Executive Officer